Exhibit 4.1
Execution Copy

SUPPLEMENTAL TRUST AGREEMENT NO. 1

FOR STRATSSM TRUST FOR BELLSOUTH TELECOMMUNICATIONS SECURITIES, SERIES 2003-1

This Supplemental Trust Agreement No. 1, dated as of March 8, 2007 (this “Supplemental Trust Agreement No. 1”), is entered into by and among Synthetic Fixed Income Securities, Inc. as Trustor (the “Trustor”) for STRATSSM Trust for BellSouth Telecommunications Securities, Series 2003-1 (the “Trust”) and U.S. Bank Trust National Association as Trustee for the Trust specified in Annex A (the “Trustee”), and is entered into with respect to the Base Trust Agreement, dated as of September 26, 2003 and between the Trustor and the Trustee, (the “Base Trust Agreement”), as supplemented by the STRATSSM Certificates Series Supplement 2003-1, dated as of September 26, 2003 (the “Series Supplement”, and together with the Base Trust Agreement, the “Trust Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust Agreement.

WITNESSETH:

WHEREAS, pursuant to Section 10.01 of the Base Trust Agreement and Section 14 of the Series Supplement, the Trust Agreement may be amended by the Trustor and the Trustee without the consent of any Certificateholders (a) to cure any ambiguity or to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or (b) to add, change or eliminate any provisions with respect to matters or questions arising under the Trust Agreement;

WHEREAS, the Trust Agreement currently provides that if the Underlying Securities Issuer ceases to file periodic reports under the Exchange Act and the Trustor determines after consultation with the Securities and Exchange Commission, that under applicable securities laws, rules or regulations the Trust must be liquidated or the Underlying Securities distributed, then an SEC Reporting Failure shall be deemed to occur (and the Trustee shall liquidate or distribute in kind, as directed by the Trustor, any remaining Underlying Securities and distribute any proceeds thereof), such provision having been based on the determination that such provision was necessary to avoid noncompliance with Exchange Act reporting obligations by the Trustor;

WHEREAS, based on consultation with applicable guidance promulgated by the Securities and Exchange Commission, the Trustor has determined that the liquidation of the Trust or distribution of the Underlying Securities is not required to avoid noncompliance with Exchange Act reporting obligations of the Trustor, if and to the extent that the Trustor is able to withdraw the Certificates from listing on the New York Stock Exchange and terminate the Trustor’s Exchange Act reporting obligations with respect thereto;

WHEREAS, the Trust Agreement does not currently provide for any specific actions to be taken if the Trustor determines that the Trust need not be liquidated and the Underlying Securities distributed to avoid noncompliance with Exchange Act reporting obligations by the Trustor; and

WHEREAS, the parties to the Trust Agreement desire to amend such agreement to supplement certain provision therein, and to add and change certain provisions, with respect to matters or questions arising in connection with the Underlying Securities Issuer ceasing to file periodic reports under the Exchange Act, including provisions addressing actions to be taken if the Trustor determines that the Trust need not be liquidated to avoid noncompliance with the Exchange Act;

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.	Amendments to the Trust Agreement.

(a)          Section 10(g)(A) of the of the Series Supplement is hereby amended in its entirety to read as follows:

(g)(A) If the Underlying Securities Issuer ceases to file periodic reports under the Exchange Act (such event an “Exchange Act Reporting Event”) and the Trustor determines in its reasonable, good faith discretion (i) after consultation with the Securities and Exchange Commission or applicable authority promulgated by the Securities and Exchange Commission, that under applicable securities laws, rules or regulations the Trust must be liquidated or the Underlying Securities distributed, absent an Exchange Act Reporting Termination, and (ii) that it will be unable to effect an Exchange Act Reporting Termination in accordance with Section 35 hereof on or prior to the date on which the Trustor has determined in its reasonable, good faith discretion that the Trust would be in violation of its reporting obligations under the Exchange Act with respect to the Certificates (such date, including any extended date notified by the Trustor, the “Latest Exchange Act Reporting Date”) in the absence of a termination of the Trust (satisfaction of the conditions in the foregoing clauses (i) and (ii), an “SEC Reporting Failure”), then the Trustor shall promptly notify the Trustee, each Rating Agency and to the extent permitted by applicable law, the Warrantholders of such SEC Reporting Failure and the Trustee shall liquidate or distribute in kind, as directed by the Trustor, any remaining Underlying Securities and distribute any proceeds thereof.

(b)          The following new Section 35 is hereby inserted immediately following Section 34 of the Series Supplement:

Section 35. Exchange Act Reporting Termination. (a)  If the Trustor receives actual notice that an Exchange Act Reporting Event has occurred, the Trustor shall, on behalf of the Trust:

(i) prepare and file written notice with the New York Stock Exchange of the Trust’s determination to withdraw the Certificates from listing on the New York Stock Exchange, which written notice shall include a description of the Certificates, together with a statement of the material facts relating to the reasons for withdrawal from listing, and such other information as the Trustor shall determine to be necessary or appropriate to satisfy the requirements of the New York Stock Exchange and the applicable rules and regulations under the Exchange Act;

(ii) prepare and issue one or more press releases describing the actions to be taken by the Trust, and the Trustor on its behalf, in connection with withdrawal from listing and registration, and file a copy of any such press release with the Securities and Exchange Commission;

(iii) at such time as may be prescribed under applicable rules promulgated under the Exchange Act following submission of such application to the New York Stock Exchange, prepare and file a completed Form 25 (or any applicable successor form), together with a copy of such application to the New York Stock Exchange, if necessary, with the Securities and Exchange Commission notifying the Securities and Exchange Commission of the Trust’s withdrawal of the Certificates from the New York Stock Exchange and its intention to withdraw the Certificates from registration under Section 12(b) the Exchange Act; and

(iv) file a certification on Form 15 (or any applicable successor form) providing notice of termination of the reporting obligations of the Trust under the Exchange Act with respect to the Certificates (a “Reporting Termination Form”), if and to the extent that the Trustor determines in its reasonable, good faith discretion that the Trust meets the requirements for filing such Reporting Termination Form with respect to Certificates under Rule 12g-4 under the Exchange Act or any other applicable provisions of the Exchange Act and that such filing is necessary or appropriate to terminate the Trust’s Exchange Act filing requirements;

(satisfaction of the conditions in the foregoing clauses (i), (ii), (iii) and (iv), an “Exchange Act Reporting Termination”). The Trustor shall not have any duties under this Section 35, unless and until the Trustor has received actual notice that an Exchange Act Reporting Event has occurred.

(b)         Notwithstanding any provision to the contrary in the Series Supplement, if no Exchange Act Reporting Termination has been effected prior to a date which is 5 Business Days prior to the Latest Exchange Act Reporting Date, a Trust Termination Event shall occur in accordance with Section 10(g) and the Trust shall liquidate before the Latest Exchange Act Reporting Date.

2.	Effectiveness

This Supplemental Trust Agreement No. 1 shall become effective and the Trust Agreement shall be modified in accordance herewith (a) when one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto, and (b) subject to receipt by the Trustee of (i) an opinion of counsel stating that this Supplemental Trust Agreement No. 1 will not cause the Trust to fail to qualify as a grantor trust for federal income tax purposes or result in any sale or exchange of any Certificate for tax purposes and (ii) written confirmation from each Rating Agency rating the Certificates that such amendment will not cause such Rating Agency rating such Certificates to reduce or withdraw the then current rating thereof.

3.	Governing Law.

THIS SUPPLEMENTAL TRUST AGREEMENT NO. 1 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS SPECIFIED IN THE TRUST AGREEMENT.

4.	Execution in Counterparts.

This Supplemental Trust Agreement No. 1 may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Trust Agreement No. 1 as of the date first written above.

SYNTHETIC FIXED-INCOME SECURITIES, INC., as Trustor

By: Jeremy Swinson
Name: Jeremy Swinson
Title: Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By: Janet P. O'Hara
Name: Janet P. O'Hara
Title: Assistant Vice President